Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (the “Amendment”) is made as of January 25, 2008, by and between INERGY HOLDINGS, L.P., a Delaware limited partnership (the “Borrower”), with its chief executive office located at Two Brush Creek Boulevard, Suite 200, Kansas City, Missouri 64112, and SOUTHWEST BANK OF ST. LOUIS, a Missouri banking corporation (the “Bank”), with an office located at 2301 S. Kingshighway Blvd., St. Louis, Missouri 63110. Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.

Preliminary Statements

(b) The Bank and the Borrower are parties to a Credit Agreement dated as of August 9, 2005, as amended by the First Amendment to Credit Agreement dated as of April 10, 2007 (as may be further amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).

(c) The Borrower has requested that the Bank extend the maturity of the Credit Agreement and that the Bank change the rates of interest associated with the Loans.

(d) The Bank is willing to agree to the foregoing requests, subject, however, to the terms, conditions, and agreements set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower agree as follows:

1. Extension of Maturity of Credit Agreement. The definition of “Termination Date” in Section 1.1 of the Credit Agreement is deleted in its entirety and is hereby replaced with the following:

“Termination Date” means January 25, 2011.

2. Modification to Applicable Margin. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is deleted in its entirety and is hereby replaced with the following:

“Applicable Margin” means, on any date, (1) in the case of any Base Rate Loans, 0%, and (2) in the case of any Libor Loans, 2.50%; provided, however, that, if the Applicable Margin Calculation Certificate delivered by the Borrower to the Bank for the most recently ended four fiscal quarters demonstrates that the Leverage Ratio for such preceding four fiscal quarters was within any of the ranges set forth below, then the Applicable Margin from and after the first day of the first full month after the date the Bank receives the Applicable Margin Calculation Certificate shall be reduced to (if such is the case) and shall equal, for all Libor Loans, the amount set forth below opposite the Leverage Ratio for such preceding four fiscal quarters:

Level	Leverage Ratio	Applicable Margin for Libor Loans
I.	greater than 3 to 1	2.50%
II.	greater than 2.5 to 1 but less than or equal to 3 to 1	2.25%
III.	greater than 2 to 1 but less than or equal to 2.5 to 1	2.00%
IV.	greater than 1.75 to 1 but less than or equal to 2 to 1	1.75%
V.	less than or equal to 1.75 to 1	1.50%

; provided, further, that if the Borrower fails to timely deliver an Applicable Margin Calculation Certificate to the Bank, or the Bank reasonably disputes the calculations set forth therein or the accuracy of the related financial statements (and the Borrower fails, within ten Business Days after being notified by the Bank of such dispute, to provide information reasonably satisfactory to the Bank in support of such calculations or of the accuracy of such financial statements, as the case may be), then the Applicable Margin for all Libor Loans from and after the first day of the first full month after the latest date the Bank could have received the Applicable Margin Calculation Certificate in compliance with Section 6.1(b) hereof shall be the Applicable Margin set forth in Level I above.

3. Modification to Section 2.2(a). The reference to “80%” in Section 2.2(a) of the Credit Agreement is deleted and is hereby replaced with “50%.”

4. Modification to LTV Ratio. The references to “80%” in Section 3.4 of the Credit Agreement are deleted and are replaced with “50%.”

5. Modification to Section 3.12. The references to “60%” and/or “80%” in Section 3.12 of the Credit Agreement are deleted and are replaced with “50%.”

6. Modification to Reporting Requirements. The references to “90 days” in Section 6.1(b)(2) and Section 6.1(b)(3) of the Credit Agreement are deleted and are replaced with “120 days.”

7. Modification to Notices. The reference to “Mark Ovington, Esq.” in Section 8.1 of the Credit Agreement is deleted and is replaced with “Sandra T. Hawley, Esq.”

8. Commitment Fee. The Borrower shall pay to the Bank a commitment fee of $37,500 which shall be deemed fully earned and nonrefundable as of the date of this Amendment and which shall be paid as of the date of this Amendment. Such fee shall compensate the Bank for the costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Amendment, including, but not limited to, administrative, general overhead and lost opportunity costs, but not including any out-of-pocket or other costs, fees or expenses for which the Borrower has agreed to reimburse the Bank pursuant to any other provision of the Credit Agreement or other Credit Documents or any commitment letter, letter of intent or similar agreement.

9. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Bank, as a material inducement to the Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to the Borrower’s obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which the Borrower is a party or the Bank’s actions or inactions in respect of any of the foregoing, and (b) after giving effect to this Amendment, all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.

10. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Bank and delivered to the Borrower, the Bank shall have no duties under this Amendment until the Bank shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Bank:

(a) Amendment. This Amendment;

(b) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Bank that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors or members of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of such Credit Documents to which it is a party, (ii) the certificate of formation (or comparable organizational document) and the by-laws, membership or operating agreement of the Borrower, attached as an exhibit thereto, remain in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as an exhibit are certificates of good standing, of recent date, from the Secretary of State of Delaware and the Secretary of State of Missouri, certifying the good standing of the Borrower in such states as of such dates; and

(c) Other Documents. Such other documents as the Bank may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.

11. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Bank is not waiving any Default or Event of Default which may exist on the date hereof.

12. Expenses. The Borrower agrees to pay and reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Bank.

13. Affirmation of Security Interest. The Borrower and each Guarantor hereby confirm and agree that any and all liens, security interests and other security or Collateral now or hereafter held by the Bank as security for payment and performance of the Note and the Obligations are renewed hereby and carried forth to secure payment and performance of the Note and the Obligations. The Credit Documents are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

14. Guaranty. Each Guarantor hereby consents to and accepts the terms and conditions of this Amendment and the other documents referred to herein, agrees to be bound by the terms and conditions hereof and thereof, and the Borrower ratifies and confirms that each Guaranty, executed and delivered by the Guarantors to the Bank, guaranteeing the Obligations of the Borrower to the Bank, is and remains in full force and effect and secures payment and performance of, among other things, the Note, as renewed, rearranged and extended.

15. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.

16. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

INERGY HOLDINGS, L.P.,
as the Borrower

By:	Inergy Holdings GP, LLC, its sole general partner

By:
Name:
Title:

IPCH ACQUISITION CORP.,
as a Guarantor

By:
Name:
Title:

INERGY PARTNERS, LLC,
as a Guarantor

By:
Name:
Title:

SOUTHWEST BANK OF ST. LOUIS

By:
Name:
Title:

By:
Name:
Title: